UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2016

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

125 East Main Street, Suite 602
American Fork, Utah 84003
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:  (801) 418-9378

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On March 29, 2016, Golden Phoenix Minerals, Inc. (the "Company") filed a Form 15 with the U.S. Securities and Exchange Commission terminating registration under Section 12(g) of the Securities Exchange Act of 1934 (the "Act") and suspending the Company's duty to file reports under Sections 13 and 15(d) of the Act.

The Company's common stock will continue to be publicly traded on the OTC Pink Current marketplace under the symbol "GPXM".  The Company's annual and quarterly unaudited financial statements will be filed using the alternative reporting standard.

Portions of this report may constitute "forward-looking statements" defined by federal securities laws.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company's performance is contained in the Company's filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.
Date: March 30, 2016
By:/s/ Dennis P. Gauger
Name: Dennis P. Gauger
Title: Chief Financial Officer and Corporate Secretary